UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2012

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, on August 9, 2012, upon the approval of a special committee of disinterested directors, STAG Industrial, Inc. (the “Company”), through its subsidiary, STAG Industrial Holdings, LLC, entered into a purchase and sale agreement with the Company’s affiliate, STAG Investments Holdings II, LLC (“Fund II”) and its subsidiaries, to acquire a portfolio of 33 industrial properties (the “Fund II Portfolio”) with approximately 4.8 million rentable square feet for a total purchase price of approximately $138.8 million.

On October 9, 2012, the Company completed the acquisition of 31 industrial properties in the Fund II Portfolio with approximately 4.3 million rentable square feet for a total purchase price including closing costs of approximately $128.8 million. The Company expects to complete the acquisition of the two remaining Fund II Portfolio properties, located in Mishawaka, Indiana and Sterling Heights, Michigan during the fourth quarter of 2012, subject to satisfactory completion of its due diligence and the satisfaction of various other conditions.  If any of the outstanding conditions on the two remaining Fund II Portfolio properties are not satisfied, the Company may terminate the acquisition of such properties and the total purchase price will be adjusted. The Company can make no assurance that it will acquire either of the two remaining Fund II Portfolio properties or, if it does, what the timing of any such acquisitions will be.

The Company funded a portion of the purchase price with the net proceeds from its common stock offering in August 2012 and the balance of the purchase price with available cash and borrowings under its senior unsecured revolving credit facility. No debt was assumed in connection with the Company’s acquisition of the Fund II Portfolio.

The following table sets forth additional information regarding the Fund II Portfolio as of October 9, 2012:

Property Address	City	Number of Properties	Asset Type	Year Built	Year Renovated (1)	Total Rentable Square Feet	Occupancy
Alabama
16 Downing Drive	Phenix City	1	Warehouse/ Distribution	1999	2004	117,568	100%

Indiana
1520 Kepner Drive	Lafayette	1	Warehouse/ Distribution	1996		71,400	100%
1540-1530 Kepner Drive	Lafayette	1	Warehouse/ Distribution	1995	1997	120,000	100%
1521 Kepner Drive	Lafayette	1	Warehouse/ Distribution	1999		275,000	100%
2201 E. Loew Road	Marion	1	Warehouse/ Distribution	1994		249,600	100%
400 South Byrkit Avenue (2)	Mishawaka	1	Warehouse/ Distribution	1967	2005	308,885	100%
725 George Nelson Drive (3)	Portage	1	Warehouse/ Distribution	1997	1999	212,000	100%

Kansas
636 South 66th Terrace	Kansas City	1	Manufacturing	1988	2003	56,580	100%
1900 Wilson Street	Parsons	1	Manufacturing	1954	2000	120,000	100%
2655/2755 South Eastmoor Street	Wichita	1	Warehouse/ Distribution	2002		80,850	100%
2652 South Eastmoor Street	Wichita	1	Warehouse/ Distribution	1989		120,000	100%
2750 South Rock Road	Wichita	1	Warehouse/ Distribution	2001		44,760	100%
2510 South Eastmoor Street	Wichita	1	Warehouse/ Distribution	2000		47,700	100%

Michigan
260-272 Rex Boulevard	Auburn Hills	1	Warehouse/ Distribution	1988		87,932	54%
4757 128th Avenue	Holland	1	Warehouse/ Distribution	2002		195,000	100%
5640 Pierson Highway	Lansing	1	Warehouse/ Distribution	2001		250,100	100%
22925 Venture Drive	Novi	1	Warehouse/ Distribution	1997		120,800	100%
42600 Merrill Street (2)	Sterling Heights	1	Warehouse/ Distribution	1989		108,000	100%

New York
122 Balzano Drive	Gloversville	1	Warehouse/ Distribution	1993		101,589	55%
6 Clemont Street	Johnstown	1	Warehouse/ Distribution	1994		52,500	100%
125 Balzano Street	Gloversville	1	Warehouse/ Distribution	1993		50,000	100%
123 Union Avenue	Johnstown	1	Warehouse/ Distribution	2003		60,000	100%
141 Sal Landrio Drive	Gloversville	1	Flex/Office	2000		26,529	100%
150 Enterprise Drive	Johnstown	1	Warehouse/ Distribution	1993	2001	57,102	100%
231 Enterprise Drive	Johnstown	1	Manufacturing	1995		42,325	100%
109 Balzano Drive	Gloversville	1	Warehouse/ Distribution	1989		59,965	100%

Pennsylvania
100 Papercraft Park	O’Hara Township	1	Warehouse/ Distribution	1967	1970	887,084	100%

South Carolina
308-310 Maxwell Avenue	Greenwood	1	Manufacturing	1991		70,100	100%
215 Mill Avenue	Greenwood	1	Manufacturing	1950	1997	104,955	100%
100 Holloway Road	Ware Shoals	1	Manufacturing	1989		20,514	100%

Tennessee
1094 Flex Drive	Jackson	1	Warehouse/ Distribution	1971	2004	250,000	0%

Texas
47 Butterfield Circle (3) (4)	El Paso	1	Warehouse/ Distribution	1997/1994		269,245	76%

Virginia
One Compair Way	Independence	1	Warehouse/ Distribution	1989		120,000	100%

Total/Weighted Average		33				4,758,083	91%

(1)	Renovation means a material upgrade, alteration or addition to a building or building systems resulting in increased marketability of the property.
(2)

The Company expects to complete the acquisition of the property during the fourth quarter of 2012, subject to satisfactory completion of its due diligence and the satisfaction of various other conditions. The Company can make no assurance that it will acquire the property or, if it does, what the timing of any such acquisition will be.

(3)	Property held subject to a ground lease.

(4)

In the Company’s Current Report on Form 8-K dated August 9, 2012, the Fund II Portfolio property located in El Paso, Texas was presented as two separate properties. Based on information provided during the Company’s due diligence review, the Company revised its presentation to categorize the property as one property with one building.

Prior to the Company’s initial public offering and related formation transactions in April 2011, the Company’s predecessor business acquired, owned and managed all of the properties in the Fund II Portfolio. Since the completion of the Company’s formation transactions, Fund II has continued to operate as a private, fully invested fund and the Company has managed the properties in the Fund II Portfolio pursuant to its services agreement with Fund II.

Certain of the Company’s executive officers and their affiliates have direct or indirect interests in Fund II, including residual interests, or contingent profit interests, in Fund II and may receive portions of distributions from the assets of Fund II after return of capital and preferred returns to the equity investors in Fund II. Because of these interests, the Company’s board of directors appointed a special committee of disinterested directors to negotiate, evaluate and approve or disapprove of the Company’s acquisition of the Fund II Portfolio. In connection with their evaluation of the transaction and negotiation of definitive documentation, the special committee hired its own independent legal counsel, an independent broker and other consultants. In addition, as a result of the interests of certain of the Company’s executive officers, the sale of the Fund II Portfolio to the Company is an “affiliate sale” under Fund II’s operating agreement and required that Fund II’s third-party institutional investors approve the sale. Fund II received the necessary consent from the Fund II investors.

The foregoing summary of the purchase and sale agreement and the acquisition of the Fund II Portfolio does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the purchase and sale agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the Company’s ability to complete the acquisition of the two remaining properties in the Fund II Portfolio and the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s Quarterly Reports on Form 10-Q.  Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated: October 11, 2012